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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan and 1995 Directors' Option Plan of CKS Group, Inc. of our report dated January 31, 1997, with respect to the financial statements of McKinney & Silver included in the Current Report on Form 8-K/A of CKS Group, Inc. dated January 31, 1997, as amended March 6, 1997 and May 28, 1997, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

                                        /s/ ERNST & YOUNG LLP


Raleigh, North Carolina
June 4, 1998